Exhibit 5.1

300 North LaSalle Chicago, IL 60654-3406 Tel: 312 728 9000 Fax: 312 728 9199

February 12, 2025

CNA Financial Corporation

151 N. Franklin St.

Chicago, Illinois 60606

Re:        CNA Financial Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented CNA Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”). This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. The Registration Statement relates to the offering and sale from time to time pursuant to Rule 415 of the general rules and regulations promulgated under the Securities Act of the following securities:

(i)	senior debt securities, which may be issued pursuant to an Indenture, dated as of March 1, 1991, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago) (the “Original Trustee”), as supplemented by the first supplemental indenture, dated as of October 15, 1993, and by the second supplemental indenture, dated as of December 15, 2004, between the Company and the Original Trustee, and as further supplemented by the third supplemental indenture, dated as of February 24, 2016, among the Company, U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, and the Original Trustee (as so supplemented, the “Senior Indenture”);

(ii)	subordinated debt securities, which may be issued pursuant to a subordinated indenture to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Indenture”);

(iii)	subordinated junior debt securities (and, together with the senior debt securities described in clause (i) of this paragraph and the subordinated debt securities described in clause (ii) of this paragraph, the “Debt Securities”), which may be issued pursuant to a junior subordinated indenture to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures” or individually, an “Indenture”);

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CNA Financial Corporation

February 12, 2025

(iv)	shares of preferred stock, no par value per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”);

(v)	shares of common stock of the Company, par value $2.50 per share (the “Common Stock”);

(vi)	warrants to purchase any of the foregoing Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants”);

(vii)	purchase contracts (each a “Purchase Contract” and collectively, the “Purchase Contracts”) to purchase any of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Warrants; and

(viii)	purchase units (“Purchase Units”), each representing ownership of a Purchase Contract and any of the (A) Debt Securities and/or (B) debt obligations of third parties, including U.S. Treasury securities.

The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Purchase Contracts and Purchase Units are referred to herein collectively as the “Offered Securities.”

The Company’s board of directors has taken and will take from time to time corporate action relating to the issuance of the Offered Securities (“Corporate Proceedings”). Certain terms of the Offered Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) the Certificate of Incorporation of the Company, as amended; (iii) the By-Laws of the Company, as amended and restated; and (iv) resolutions of the Company’s board of directors relating to the registration and offering of the Offered Securities.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms. We have also assumed that (i) the Registration Statement has become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (vi) the issue price for any shares of Common Stock or Preferred Stock, including upon any exercise of Warrants, upon conversion of any Debt Securities or Preferred Stock (with respect to the Common Stock) or upon settlement of Purchase Contracts or Purchase Units, will be at a price not less than the par value of such shares of Common Stock or Preferred Stock, as the case may be; (vii) the certificates evidencing any shares of Common Stock or Preferred Stock have been duly executed and delivered; (viii) the Corporate Proceedings with respect to the Offered Securities and their offering and issuance will have been completed; (ix) the terms of the Offered Securities will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet; and (x) the terms of the Offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

CNA Financial Corporation

February 12, 2025

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

1.	the Company is validly existing as a corporation under the laws of the State of Delaware;

2.	with respect to any Debt Securities, when such Debt Securities have been executed and delivered by the Company and authenticated by the applicable trustee in accordance with the applicable Indenture and when payment therefor is received by the Company, such Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of such Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

3.	except with respect to Preferred Stock issuable upon (a) the exercise of Warrants, (b) the conversion of Debt Securities or (c) the settlement of Purchase Contracts or Purchase Units, when payment therefor is received by the Company, the Preferred Stock will be validly issued, fully paid and nonassessable;

CNA Financial Corporation

February 12, 2025

4.	with respect to Preferred Stock issuable upon the exercise of Warrants, when such Preferred Stock has been issued upon exercise of such Warrants and the exercise price therefore has been paid, such Preferred Stock will be validly issued, fully paid and nonassessable;

5.	with respect to Preferred Stock issuable upon the conversion of Debt Securities that are by their terms convertible, when such Preferred Stock has been issued upon conversion of such Debt Securities, such Preferred Stock will be validly issued, fully paid and nonassessable;

6.	with respect to Preferred Stock issuable upon the settlement of Purchase Contracts or Purchase Units, when such Preferred Stock has been issued upon settlement of such Purchase Contracts or Purchase Units and the purchase price therefore has been paid, such Preferred Stock will be validly issued, fully paid and nonassessable;

7.	with respect to any Depositary Shares, when a deposit agreement (the “Deposit Agreement”) relating thereto has been duly executed and delivered by the Company and the depositary to be named therein (the “Depositary”), when the Receipts have been duly executed and delivered by the Company, countersigned by the Depositary and issued against the deposit of the underlying shares of Preferred Stock in accordance with the Deposit Agreement and when payment therefor is received, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in such Receipts and in the Deposit Agreement;

8.	except with respect to Common Stock issuable upon (1) the exercise of Warrants, (2) the conversion of Debt Securities or Preferred Stock or (3) the settlement of Purchase Contracts or Purchase Units, when payment therefor is received by the Company, the Common Stock will be validly issued, fully paid and nonassessable;

9.	with respect to Common Stock issuable upon the exercise of Warrants, when such Common Stock has been issued upon exercise of such Warrants and the exercise price therefore has been paid, such Common Stock will be validly issued, fully paid and nonassessable;

10.	with respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, when such Common Stock has been issued upon conversion of such Debt Securities or Preferred Stock, such Common Stock will be validly issued, fully paid and nonassessable;

11.	with respect to Common Stock issuable upon the settlement of Purchase Contracts or Purchase Units, when such Common Stock has been issued upon settlement of such Purchase Contracts or Purchase Units and the purchase price therefore has been paid, such Common Stock will be validly issued, fully paid and nonassessable;

12.	with respect to any Warrants, when a warrant agreement (the “Warrant Agreement”) relating thereto has been duly executed and delivered by the Company and the warrant agent to be named therein (the “Warrant Agent”), when the Warrants have been duly executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor is received by the Company, such Warrants will constitute valid and legally binding obligations of the Company, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

CNA Financial Corporation

February 12, 2025

13.	with respect to any Purchase Contracts, when the purchase contract agreement (the “Purchase Contract Agreement”) relating thereto has been duly executed and delivered by the Company and certain third parties to be named therein, when the Purchase Contracts have been countersigned in accordance with the Purchase Contract Agreement and when payment therefor is received by the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances; and

14.	with respect to any Purchase Units, when the purchase unit agreement (the “Purchase Unit Agreement”) relating thereto has been duly executed and delivered by the Company and the purchase unit agent to be named therein, when the Purchase Units have been countersigned in accordance with the Purchase Unit Agreement and when payment therefor is received by the Company, such Purchase Units will constitute valid and legally binding obligations of the Company, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

We are admitted to practice law in the State of New York and our opinions expressed herein are limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction. In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Offered Securities or their offering and sale. This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

CNA Financial Corporation

February 12, 2025

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Validity of Securities” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP